EXHIBIT 10.3

                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement (the "Agreement") is entered into as of April 17, 2006, by and between Francis A. Newman (the "Executive") and Medical Nutrition USA, Inc (the "Company").

     1. Employment. The Company hereby agrees to Executive's employment, and Executive hereby accepts such employment and agrees to perform his duties and responsibilities, in accordance with the terms and conditions hereinafter set forth.

         1.1. Employment Term. The term of Executive's employment under this Agreement shall commence as of March 1, 2006 (the "Effective Date") and shall be automatically renewed on each anniversary of the Effective Date, unless earlier terminated in accordance with Section 3 or Section 4 hereof. The period commencing as of the Effective Date and ending on such later date to which the term of Executive's employment under the Agreement shall have been extended is hereinafter referred to as the "Employment Term."

         1.2. Duties and Responsibilities. Executive shall serve in the position of Chief Executive Officer. During the Employment Term, Executive shall perform all duties and accept all responsibilities incident to such position or other appropriate duties as may be assigned to him by the Company's Board of Directors. Executive shall devote his best efforts to the performing of his duties and responsibilities under this
                  Section 1.2. Such performance may be either in the Company's Englewood, NJ office or the Executive's McLean, VA office.

         1.3. No Conflicting Obligations. The Executive represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Executive represents and warrants that he will not use or disclose, in connection with his Employment, any trade secrets or other proprietary information or intellectual property in which the Executive or any other person has any right, title or interest and that his Employment will not infringe or violate the rights of any other person. The Executive represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

         1.4. Base Salary. For all of the services rendered by Executive hereunder the Company shall pay Executive an annual base salary (his "Base Salary") of one hundred and eighty five thousand five hundred Dollars ($185,500), payable in installments at such times as the Company shall pay its other senior level executives (but in any event no less often than monthly). The base salary shall be reviewed by the Company annually with an increase at the discretion of the Compensation Committee and approved by the Board of Directors.

         1.5. Bonus. In addition to the Base Salary, the Executive shall receive an annual incentive bonus (the "Annual Bonus") in an amount up to (i) 100% of his Base Salary if the Company achieves agreed upon targets. The Board of Directors shall fix the targets for each year during the Employment Term. These targets may include any or all of: sales; gross profit; EBITDA; and net income. The Annual Bonus may be awarded all in cash or half in cash and half in stock at Executive's discretion with the concurrence of the Compensation Committee.

         1.6. Transportation Allowance. During the Employment Term, Executive shall be entitled to receive a monthly transportation allowance of $1,500, payable monthly in advance.

         1.7. Benefits. The Executive will be eligible to participate in such employee benefit plans of the Company that may be in effect from time to time and that are offered to the Company's senior level executives as a group or to its employees generally, as such plans or programs may be in effect from time to time, including without limitation, medical insurance.

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         1.8.     Reimbursement of Expenses; Vacation. During his Employment,
                  the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies for senior level executives as a group. Executive shall be entitled to four (4) weeks paid vacation per year and paid holidays in accordance with the Company's normal personnel policies.

         1.9. Tax Withholding. The Company may withhold from any compensation or other benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     2. Confidentiality and Non-Compete. The Executive has entered into a Confidentiality and Non-Compete Agreement with the Company, which includes a Non-Solicitation and Non-Disturbance section, which is attached hereto as Exhibit A and incorporated herein by this reference.

     3. Termination. The Employment Term shall terminate upon the occurrence of any one of the following events:

         3.1. Disability. The Company may terminate the Employment Term if Executive is unable substantially to perform his duties and responsibilities hereunder to the full extent required by the Company by reason of illness, injury or incapacity for three
                  (3) consecutive months, or for more than six (6) months in the aggregate during any period of twelve (12) calendar months. In the event of such termination, the Company shall pay Executive his Base Salary through the date of such termination. In addition, Executive shall be entitled to the following: (i) a pro rata Annual Bonus, if applicable, for the year of termination; (ii) any other amounts earned, accrued or owing but not yet paid under Section 1 above; (iii) continued participation for the remaining Employment Term in those benefits in which he was participating on the date of termination which, by their terms, permit a former employee to participate; and (iv) any other benefits in accordance with applicable plans and programs of the Company. In such event, the Company shall have no further liability or obligation to Executive for compensation under this Agreement except as otherwise specifically provided in this Agreement. Executive agrees, in the event of a dispute under this Section 3.1, to submit to a physical examination by a licensed physician selected by the Company. The Company agrees that Executive shall have the right to have his personal physician present at any examination conducted by the physician selected by the Company.

         3.2. Cause. The Company may terminate the Employment Term, at any time, for "Cause," in which event all payments under this Agreement shall cease, except for Base Salary to the extent already accrued. For purposes of this Agreement, "Cause" shall mean:

                  (a) An unauthorized use or disclosure by the Executive of the Company's confidential information or trade secrets, which use or disclosure causes material harm to the Company;

                  (b) A material breach by the Executive of any agreement between the Executive and the Company;

                  (c) A material failure by the Executive to comply with the Company's written policies or rules;

                  (d) The Executive's gross negligence or willful misconduct; or

                  (e) A failure by the Executive to perform assigned duties after receiving written notification of such failure from the Board of Directors; or

                  (f) The conviction of a crime, which is classified as a felony.

         The foregoing shall not be deemed an exclusive list of all acts or omissions that the Company may consider as grounds for the termination of the Executive's Employment without Cause.

         3.3. Termination by the Company Without Cause. The Company may terminate the Employment Term, at any time, without Cause. In the event Executive is terminated without Cause, Executive shall be entitled to receive: (i) any amounts earned, accrued or owing but not yet paid pursuant to Section 1 above; (ii) a lump sum severance payment in an aggregate amount equal to the sum of one (1) times Executive's then-current annual Base Salary; (iii) a continuation of all benefits for which Executive is eligible to participate as of the Termination Date in a fashion which is similar to those which Executive is receiving immediately prior to the Termination Date for a period of one (1) year after such termination without cause; and (iv) all unvested stock options or restricted stock held by Executive shall become immediately 100% vested , and any restrictions on restricted stock held by Executive shall lapse. Amounts payable and benefits to be received pursuant to subsections (i), (ii), (iii) and (iv) of the preceding sentence will be collectively referred to herein as the "Severance Package." Constructive Termination Without Cause.

                  (a) Constructive Termination Without Cause shall mean a termination of the Executive's employment at his initiative following the occurrence, without the Executive's written consent, of one or more of the following events:

                           (i) A material diminution in Executive's duties, title, responsibilities, authority as Chief Executive Officer or the assignment to Executive of duties which are materially inconsistent with his duties or which materially impair the Executive's ability to function in his then current position; and

     In the event of a Constructive Termination Without Cause, Executive shall be entitled to receive the Severance Package.

     4.  Payments Upon a Change in Control.

         4.1. Definitions. For all purposes of this Section 4, the following terms shall have the meanings specified in this Section 4.1 unless the context clearly otherwise requires:

                  (a)      "Change in Control" means:

                           (i) A merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

                           (ii) A stockholder approved sale, transfer or other disposition of all or substantially all of the assets of the Company;

                           (iii) A transfer of all or substantially all of the Company's assets pursuant to a partnership or joint venture agreement or similar arrangement where the Company's resulting interest is less than fifty percent (50%);

                           (iv) Any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

                           (v) On or after the date hereof, a change in ownership of the Company through an action or series of transactions, such that any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the securities of the combined voting power of the Company's outstanding securities; or

                           (vi) A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of such appointment of election.

                  (b) "Termination Date" shall mean the date of receipt of a Notice of Termination of this Agreement or any later date specified therein.

                  (c) "Termination of Employment" shall mean the termination of Executive's actual employment relationship with the Company.

                  (d) "Termination Upon a Change in Control" shall mean a Termination of Employment upon or within one (1) year after a Change in Control initiated by the Company for any reason permitted under this Agreement other than (x) the Executive's disability, as described in
                           Section 3.1 hereof, (y) death, or (z) for "Cause," as described in Section 3.3 hereof.

         4.2. Notice of Termination. Any Termination upon a Change in Control shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon,
                  (ii) briefly summarizes the facts and circumstances deemed to provide a basis for a Termination of Employment and the applicable provision hereof, and (iii) if the Termination Date is other than the date of receipt of such notice, specifies the Termination Date (which date shall not be more than fifteen (15) days after the giving of such notice).

         4.3. Severance Compensation upon Termination. In the event of Executive's Termination upon a Change in Control, Executive shall be entitled to receive the Severance Package. In such event, the Company shall have no further liability or obligation to Executive for compensation under this Agreement except as otherwise specifically provided in this Agreement.

     5. Acceleration of Equity Incentives. As of the occurrence of the termination of Executive's employment by the Company without Cause, by Executive in the event of a Constructive Termination Without Cause, or a termination upon a Change in Control, notwithstanding any provision in the Medical Nutrition USA, Inc. 2003 Omnibus Equity Incentive Plan (or any agreement entered into thereunder or any successor stock compensation plan or agreement thereunder) to the contrary, any stock option then held by Executive shall be exercisable and any restriction on any restricted stock then held by Executive shall lapse or be deemed fully satisfied, as applicable.

     6. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company or any affiliate and for which Executive may qualify; provided, however, that if Executive becomes entitled to and receives all of the payments provided for in this Agreement, Executive hereby waives his right to receive payments under any severance plan or similar program applicable to all employees of the Company.

     7. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

     8. Release. Receipt of the Severance Package pursuant to Sections 3.4, 3.5 or 4.3 shall be in lieu of all other amounts payable by the Company to Executive and in settlement and complete release of all claims Executive may have against the Company other than those arising pursuant to payment of the Severance Package. Executive acknowledges and agrees that execution of a general release of claims in favor of the Company setting forth the terms of this Section 8 and otherwise reasonably acceptable to the Company and Executive shall be a condition precedent to the Company's obligation to pay the Severance Package to Executive. The cash portion of the Severance Package shall be due and payable by the Company within thirty (30) days after applicable termination of the Employment Period.

     9.  Arbitration; Expenses.
         ---------------------

                  (a) In the event of any dispute under the provisions of this Agreement other than a dispute in which the sole relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in the City of Englewood, New Jersey in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, two of whom shall be selected by the Company and Executive, respectively, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses) shall be paid as determined by the arbitrators.

                  (b) In the event of an arbitration or lawsuit by either party to enforce the provisions of this Agreement following a Change in Control, the party that prevails on any material issue which is the subject of such arbitration or lawsuit, shall be entitled to recover from the other party the reasonable costs, expenses and attorneys' fees the party has incurred attributable to such issue.

     10. Notices. Any notice required to be given hereunder shall be delivered personally, shall be sent by first class mail, postage prepaid, return receipt requested, by overnight courier, or by facsimile, to the respective parties at the addresses given below, which addresses may be changed by the parties by notice conforming to the requirements of this Agreement.

         If to the Company, to:       Medical Nutrition USA, Inc.
                                      Attn: Myra Gans
                                      10 West Forest Avenue
                                      Englewood, New Jersey 07631
                                      Facsimile: (201) 569-3224

         If to Executive, to:         Francis A. Newman
                                      1118 Basil Road
                                      McLean, VA 22101
                                      Facsimile: 703-442-5095

         Cc:                          Board of Directors
                                      Compensation Committee Chairman
                                      Audit Committee Chairman

Any such notice deposited in the mail shall be conclusively deemed delivered to and received by the addressee four (4) days after deposit in the mail, if all of the foregoing conditions of notice shall have been satisfied. All facsimile communications shall be deemed delivered and received on the date of the facsimile, if (a) the transmittal form showing a successful transmittal is retained by the sender, and (b) the facsimile communication is followed by mailing a copy thereof to the addressee of the facsimile in accordance with this paragraph. Any communication sent by overnight courier shall be deemed delivered on the earlier of proof of actual receipt or the first day upon which the overnight courier will guarantee delivery.

     11. Contents of Agreement; Amendment and Assignment.
         -----------------------------------------------

                  (a) This Agreement supersedes all prior agreements and sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by the Company and executed on its behalf by a duly authorized officer.

                  (b) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Executive.

     12. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     13. Remedies Cumulative; No Waiver. No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

     14. Beneficiaries; References. Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

     15. Captions. All section headings and captions used in this Agreement are for convenience only and shall in no way define, limit, extend or interpret the scope of this Agreement or any particular section hereof

     16. Executed Counterparts. This Agreement may be executed in one or more counterparts, all of which when fully-executed and delivered by all parties hereto and taken together shall constitute a single agreement, binding against each of the parties. To the maximum extent permitted by law or by any applicable governmental authority, any document may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document. Each signatory below represents and warrants by his signature that he is duly authorized (on behalf of the respective entity for which such signatory has acted) to execute and deliver this instrument and any other document related to this transaction, thereby fully binding each such respective entity.

     17. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New Jersey without giving effect to any conflict of laws provisions.

                  [Remainder of Page Left Intentionally Blank]

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

"Company"                              Medical Nutrition USA, Inc.
                                       a Delaware Corporation


                                       -----------------------------------------



"Executive"                            /s/ FRANCIS A. NEWMAN
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                         [Signature Page to Employment]